Exhibit 4.3.1.1

Atlantic Canada Opportunities Agency	Agence de promotion économique du Canada atlantique	AGENCY COPY

Project No.: 200804	Nova Scotia Office P.O. Box 22B4 Station "C" Halifax, N.S. B3J 3GB	Bureau de Ia Nouvelle-Écosse Cassier postal 22B4 Succ. "C" Halifax (N.-E.) B3J 3GB
Amendment #4

Metamaterial Technologies Inc.
1 Research Drive
Bay 8
Dartmouth, Nova Scotia
B2Y 4M9	MAR 07 2014

Attention: Dr. George Palikaras

Dear Dr. Palikaras:

Re: Amendment Approved under the Business Development Program

Please note, the Atlantic Canada Opportunities Agency ("the Agency'') hereby agrees to the following amendment:

Delete clause 1.01, 3.01, 3.02 and 4.02(c) and replace with the following:

1.01

Subject to all other provisions of this Agreement, the Agency will make a repayable contribution ('the Contribution') to the Applicant to assist in the execution by the Applicant of the Project as described and defined in Annex 1 (Statement of Work) calculated as the lesser of (a) and (b) as follows:

(a)
75% of eligible costs, estimated to be $666,667; or
(b)
$500,000.

3.01 The Applicant shall repay the Contribution to the Agency in accordance with the repayment schedule attached to this offer.

These amounts are calculated to repay the outstanding balance of the Contribution;

however, the last installment will be adjusted to include all sums owing.

3.02 The first repayment installment is due and payable on March 1, 2015.

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Subsequent repayment installments are due and payable at intervals of the (1) month thereafter until the Contribution shall be fully repaid.

4.02 As a condition of the Agency's assistance,

(c)
the Applicant shall ensure the Project is completed as described in the Statement of Work on or before July 31, 2014.

Annex 1 - Statement of Work, is to be replaced by the attached revised Annex 1 – Statement of Work, dated March 4, 2014.

All other terms and conditions of our Letter of Offer accepted by you on August 30. 2012 and as amended thereafter, remain unchanged.

This amendment will become effective upon receipt of your written acceptance, no later than thirty (30) days from the appearing on this letter. Please sign and date one copy of this amendment letter and return it to the above address.

If you have any questions pertaining to our procedures and requirements, please contact Lauren MacDonald the office assigned to your project, at *800) 565-1228 or (902) 426-2508 or via e-mail at lauren.macdonald@acoa-apeca.gs.ca.

Yours truly,

Peter Hogan

Vice-President

ACOA Nova Scotia

Attachment (repayment schedule, Statement of Work)

The foregoing amendment is hereby accepted this_________ day of _______________, 20____.

Project No. : 200804

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Metamaterial Technologies Inc.

03/11/2014
Signature of Authorized Signing Authority	Date

George Palikaras President and CEO

Name and Title (please print)

Signature of Authorized Signing Authority	Date

Name and Title (please print)

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Amendment to Statement of Work / Modification à 1’énoncé des travaux

Revised ANNEX 1

Project No: 200804

Statement Of Work- March 4, 2014

Project Description

This project will assist the Applicant with using state-of-the-art patented technology to develop a transparent thin film based on nanotechnology that is able to block selected frequencies of light. Eligible costs include research salaries and wages, equipment and materials.

Project Location

Halifax, Nova Scotia

Project Costs		Financing
		ACOA BDP Repayable Contribution	$500,000
Special Equipment	$69,000
Salaries/Wages	385,444	Shareholders' Injection	166,667
Consultants	146,223
Product Development	66,000
Total Project Costs	$666,667	Total Financing	$666,667

Eligible Costs
Special Equipment	$69,000
Salaries/Wages	385,444
Consultants	146,223
Product Development	66,000
Total Eligible Costs	$666,667

Expected Results from the Project

The federal government requires that results from projects receiving federal funding be identified. ACOA will thus follow-up on the following expected results identified for your project.

Expected Project Results

The Proponent shall develop one new product (goggles) with its state of the art transparent thin film technology.

Means of Verification

Project final report and product demonstration.

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Revised Repayment Schedule	Schedule 6

Client:		Metamaterial Technologies Inc.	Start Date:	2015/03/01
Account Number:		200804	End Date:	2022/02/01
Number of Repayments:		84
Total Repayable:		$500,000.00
Payment#	Due Date		Amount Due	Amount Paid to Date	*Amount Outstanding
					$500,000.00
				$0.00	$500,000.00
1	2015/03/01		$5,952.00		$494,048.00
2	2015/04/01		$5,952.00		$488,096.00
3	2015/05/01		$5,952.00		$482,144. 00
4	2015/06/01		$5,952.00		$476,192.00
5	2015/07/01		$5,952.00		$470,240.00
6	2015/08/01		$5,952. 00		$464,288.00
7	2015/09/01		$5,952. 00		$458,336.00
8	2015/10/01		$5,952.00		$452,384.00
9	2015/11/01		$5,952.00		$446,432.00
10	2015/12/01		$5,952.00		$440,480.00
11	2016/01/01		$5,952.00		$434,528.00
12	2016/02/01		$5,952.00		$428,576.00
13	2016/03/01		$5,952. 00		$422,624.00
14	2016/04/01		$5,952. 00		$41 6,672.00
15	2016/05/01		$5,952. 00		$410,720.00
16	2016/06/01		$5,952. 00		$404,768.00
17	2016/07/01		$5,952.00		$398,816.00
18	2016/08/01		$5,952.00		$392,864.00
19	2016/09/01		$5,952.00		$386,912.00
20	2016/10/0 I		$5,952.00		$380,960.00
21	2016/11/01		$5,952.00		$375,008.00
22	2016/12/01		$5,952.00		$369,056.00
23	2017/01/0 I		$5,952. 00		$363, I 04.00
24	2017/02/01		$5,952. 00		$357, 152.00
25	2017/03/01		$5,952.00		$351,200.00
26	2017/04/01		$5,952. 00		$345,248.00
27	2017/05/01		$5,952.00		$339,296.00
28	2017/06/01		$5,952.00		$333,344.00
29	2017/07/01		$5,952.00		$327,392.00
30	2017/08/0 I		$5,952. 00		$321,440.00
31	2017/09/0 I		$5,952. 00		$31 5,488.00
32	2017/10/0 I		$5,952. 00		$309,536.00
33	2017/11 /01		$5,952. 00		$303,584.00
34	2017/12/0 I		$5,952.00		$297,632.00
35	2018/01 /01		$5,952.00		$291,680.00
36	2018/02/01		$5,952.00		$285,728.00
37	2018/03/01		$5,952.00		$279,776.00
38	2018/04/01		$5,952.00		$273,824.00
39	2018/05/01		$5,952.00		$267,872.00
40	2018/06/01		$5,952.00		$261,920.00
41	2018/07/01		$5,952.00		$255,968. 00

Revised Repayment Schedule	Schedule 6

42	2018/08/01	$5,952.00	$250,016.00
43	2018/09/01	$5,952.00	$244,064.00
44	2018110/01	$5,952.00	$238, 112.00
45	2018/11/01	$5,952.00	$232,160.00
46	2018/12/01	$5,952.00	$226,208.00
47	2019/01/0 I	$5,952.00	$220,256.00
48	2019/02/01	$5,952.00	$214,304.00
49	2019/03/01	$5,952.00	$208,352.00
50	2019/04/01	$5,952.00	$202,400.00
51	2019/05/01	$5,952.00	$196,448.00
52	2019/06/01	$5,952.00	$190,496.00
53	2019/07/0 I	$5,952.00	$184,544.00
54	2019/08/01	$5,952.00	$178,592.00
55	2019/09/01	$5,952.00	$172,640.00
56	2019/10/01	$5,952.00	$166,688.00
57	2019/11/01	$5,952.00	$160,736.00
58	2019/12/01	$5,952.00	$154,784. 00
59	2020/01/01	$5,952.00	$148,832.00
60	2020/02/01	$5,952.00	$142,880.00
61	2020/03/01	$5,952.00	$136,928.00
62	2020/04/01	$5,952.00	$130,976.00
63	2020/05/01	$5,952.00	$125,024.00
64	2020/06/01	$5,952.00	$119,072.00
65	2020/07/01	$5,952.00	$113,120.00
66	2020/08/01	$5,952.00	$107,168.00
67	2020/09/01	$5,952.00	$101,216.00
68	2020/10/01	$5,952.00	$95,264.00
69	2020/11/01	$5,952.00	$89,312.00
70	2020/12/01	$5,952.00	$83,360.00
71	2021/01101	$5,952.00	$77,408.00
72	2021/02/01	$5,952.00	$71,456.00
73	2021/03/01	$5,952.00	$65,504.00
74	2021/04/01	$5,952.00	$59,552.00
75	2021/05/01	$5,952.00	$53,600.00
76	2021/06/01	$5,952.00	$47,648.00
77	2021/07/0 I	$5,952.00	$41,696.00
78	2021/08/01	$5,952.00	$35,744.00
79	2021/09/01	$5,952.00	$29,792.00
80	2021/10/01	$5,952.00	$23,840.00
81	2021/11/01	$5,952.00	$17,888.00
82	2021/12/01	$5,952.00	$11,936.00
83	2022/01101	$5,952.00	$5,984.00
84	2022/02/01	$5,984.00	$0.00